Exhibit 5.1.1

Stewart McDowell Partner T: +1 415.393.8322 M: +1 415.200.6333 smcdowell@gibsondunn.com

May 23, 2025

Zevia PBC
15821 Ventura Blvd, Suite 145
Encino, CA 91436

Re:	Zevia PBC Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Zevia PBC, a Delaware public benefit corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling securityholder named therein of up to 22,022,092 shares of the Company’s Class A common stock, par value $0.001 per share (the “Shares”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the specimen common stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based on the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Gibson Dunn & Crutcher LLP